SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 1, 2003

ENVIRONMENTAL ELEMENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10955	52-1303748
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3700 Koppers Street, Baltimore, Maryland 21227

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 368-7000

Item 5. Other Events

The Company issued a press release dated December 1, 2003 that stated that it had received a determination from the American Stock Exchange (the “Exchange”) that since EEC no longer complies with the Exchange’s continued listing standards that the Exchange will initiate delisting proceedings. The Company is evaluating its alternatives which include listing its securities through the Over the Counter Bulletin Board® quotation service.

Item 7. Exhibits

(c) Exhibits. The following exhibit is filed with this report:

Exhibit 99.6- Press release dated December 1, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 1, 2003.

ENVIRONMENTAL ELEMENTS CORPORATION

By:	/s/ Lawrence Rychlak

Lawrence Rychlak Senior Vice President & Chief Financial Officer